As filed with the Securities and Exchange Commission on August 22, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATLAS LITHIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	39-2078861
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Rua Antonio de Albuquerque, 156 – 17th Floor

Belo Horizonte, Minas Gerais, Brazil, 30.112-010

(833) 661-7900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________

Marc Fogassa

Chief Executive Officer

1200 North Federal Highway, Suite 200

Boca Raton, FL 33432

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________

Copies to:

Era Anagnosti

DLA Piper LLP (US)

500 Eighth Street, NW

Washington, DC 20004

Telephone: (202) 799-4087

_______________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

●	a base prospectus, which covers the offering, issuance and sale by us of up to $75,000,000 in the aggregate of the securities identified herein from time to time in one or more offerings; and

●	a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $25,000,000 of our common stock, par value $0.001 per share (the “common stock”) that may be issued and sold from time to time under an At The Market Offering Agreement, dated as of November 22, 2024 (the “Sales Agreement”) to H.C. Wainwright & Co., LLC, acting as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The $25,000,000 of shares of common stock that may be offered, issued and sold by us pursuant to the Sales Agreement and under the sales agreement prospectus is included in the $75,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the $25,000,000 included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $75,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 22, 2025

PRELIMINARY PROSPECTUS

ATLAS LITHIUM CORPORATION

$75,000,000

Common Stock

Preferred Stock

Warrants

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $75,000,000.

The securities may be sold directly to you, through agents or through underwriters and broker-dealers. If agents, underwriters or broker-dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ATLX.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange. On August 18, 2025, the closing sale price of our common stock on the Nasdaq Capital Market was $6.09 per share.

Investing in these securities involves risks. Please carefully read the information under “Part I—Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and “Part II—Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q, and any other filings we make with the Securities and Exchange Commission and that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC” or the “Commission”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Atlas Lithium Corporation,” the “Company,” the “Registrant,” “we,” “our” and “us” refer, collectively, to Atlas Lithium Corporation, a Nevada corporation, and its subsidiaries taken as a whole.

Company Overview

Atlas Lithium Corporation is a mineral exploration and development company with lithium projects and multiple lithium exploration properties. In addition, we own exploration properties in other battery minerals, including nickel, copper, rare earths, graphite, and titanium. Our current focus is the development from exploration to active mining of our hard-rock lithium project located in the state of Minas Gerais in Brazil at a well-known pegmatitic district in Brazil, which has been denominated by the government of Minas Gerais as “Lithium Valley.” We intend to mine and then process our lithium-containing ore to produce lithium concentrate (also known as spodumene concentrate), a key ingredient for the battery supply chain.

We own 53,942 hectares (539 km2) for lithium in 95 mineral rights (2 in pre-mining concession stage, 85 in exploration stage, and 8 in pre-exploration stage). We believe that we hold the largest portfolio of exploration properties for lithium in Brazil among publicly listed companies.

In addition to our lithium exploration activities, as of June 30, 2025, we also own approximately 30.11% of the shares of common stock of Atlas Critical Minerals Corporation (formerly known as Jupiter Gold Corporation and referred to herein as “ACM”), which trades on the OTC QB operated by OTC Markets Group, Inc. under the symbol JUPGF. ACM is an exploration stage company focused on the exploration and development of mineral rights relating to certain critical minerals such as rare earths, copper, graphite, nickel, iron, gold and quartzite. The results of operations of ACM are consolidated in our financial statements under generally accepted accounting principles in the U.S. (“U.S. GAAP”).

Corporate Information

We were incorporated in the State of Nevada on December 15, 2011, under the name Flux Technologies, Corp. From inception until December 18, 2012, we were focused on the software business, which business was discontinued. We operated with the name “Brazil Minerals, Inc.” until September 26, 2022, when we changed our name to “Atlas Lithium Corporation.” In January 2023, we completed a public offering of shares of our common stock and on January 10, 2023 began trading on the Nasdaq Capital Market under the ticker symbol “ATLX.” Our principal executive offices outside of the U.S. are located at Rua Antonio de Albuquerque, 156 – 17th Floor, Belo Horizonte, Minas Gerais, Brazil, 30.112-010 and our telephone number is (833) 661-7900. Our corporate website address is www.atlas-lithium.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

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Controlled Company

Marc Fogassa, our Chief Executive Officer and Chairman, by way of his ownership of our common stock and 100% of our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”) currently controls approximately 65% of the voting power of our capital stock and will continue to control a majority of the voting power of our capital stock upon completion of this offering, and we believe that we are a “controlled company,” as such term is defined under the Nasdaq Listing Rules. Accordingly, the voting rights of purchasers of our common stock or preferred stock will be qualified by the right of the holder of our Series A Preferred to exercise 51% of the voting power of our capital stock.

The Securities That May Be Offered

We may offer or sell common stock, preferred stock and warrants or any combination of the foregoing in one or more offerings. The preferred stock and warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock, as identified in the applicable prospectus supplement. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $75,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, broker-dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, broker-dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We currently have authorized 200,000,000 shares of common stock, par value $0.001 per share. As of August 18, 2025, 20,535,259 shares of common stock were issued and outstanding. We may offer shares of our common stock either alone or underlying other registered securities convertible into or exercisable for our common stock.

Preferred Stock

We currently have authorized 10,000,000 shares of preferred stock, par value $0.001, one share of which is issued and outstanding. As of August 18, 2025, one share of our preferred stock has been designated as Series A Convertible Preferred Stock, which one share of Series A Convertible Preferred Stock is issued and outstanding, and 1,000,000 shares of our preferred stock have been designated as Series D Convertible Preferred Stock, of which zero shares are issued and outstanding.

The rights, preferences, privileges, and restrictions granted to or imposed upon any series of preferred stock that we offer and sell under this prospectus and applicable prospectus supplements will be set forth in a certificate of designation relating to the series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants

As of August 18, 2025, we had outstanding warrants to purchase an aggregate of 85,001 shares of our common stock at an average exercise price of $8.05 per share. These warrants expire on dates ranging from December 31, 2025 to January 29, 2027, as applicable.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I. Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other filings we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this prospectus are forward-looking statements, including without limitation, statements regarding current expectations, as of the date of this prospectus, about our future results of operations and financial position, our ability to effectively process our minerals and achieve commercial grade at scale; risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions); uncertainty about our ability to obtain required capital to execute our business plan; our ability to hire and retain required personnel; labor relations; changes in the market prices of lithium and lithium products and demand for such products; geopolitical uncertainties, including tariffs, trade restrictions and other components of U.S. and global trade policy; the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects; uncertainties inherent in the estimation of lithium resources. These statements involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance, or achievements to differ materially from any future results, performance or achievement expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include, but are not limited to: unprofitable efforts resulting from the failure to discover mineral deposits or the discovery of mineral deposits that are insufficient in quantity and quality to return a profit from production; market fluctuations; government regulations, including regulations relating to permitting, royalties, allowable production, importing and exporting of minerals, and environmental protection; competition; the loss of services of key personnel; unusual or infrequent weather phenomena, litigation, sabotage, government or other interference in the maintenance or provision of infrastructure as well as general economic conditions, geopolitical tensions and trade policies.

The forward-looking statements in this prospectus are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described under the sections in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other of our filings made with the SEC. The risk factors contained in our most recent Annual Report on Form 10-K are updated by us from time to time in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings that we make with the SEC.

You should read this prospectus and the documents that we reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, including the development and commercialization of our products, general and administrative expenses, and working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any. Therefore, we will retain broad discretion in the use of the net proceeds.

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DESCRIPTION OF CAPITAL STOCK

Common Stock

Holders of our common stock are entitled to such dividends as our Board may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that are outstanding or that we may issue in the future. Currently, we do not pay any dividends on our common stock. Each holder of our common stock is entitled to one vote per share held on all matters submitted to a vote of our shareholders.

Unless otherwise provided by our articles of incorporation, our bylaws, the Nevada Revised Statutes or applicable law, actions by stockholders entitled to vote on a matter are determined by a majority of the votes cast. Holders of our common stock are not entitled to conversion, redemption or preemptive rights. Upon dissolution or winding up, the holders of our common stock are entitled to ratably receive the remaining assets of the Company after provision for payment of the debts and liabilities of the Company and subject to the rights, if any, of holders of any outstanding series of stock having a preference over, or the right to participate with, the common stock with respect to the distribution of assets. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Series A Convertible Preferred Stock

Holders of our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”) are not entitled to dividends, except that in the event that a dividend is declared on the Company’s common stock, the holders of the Series A Preferred shall receive the dividends that would be payable if all the outstanding shares of Series A Preferred Stock were converted into common stock immediately prior to the declaration of the dividend. In the event of liquidation, dissolution or winding up, the holders of the Series A Preferred are not entitled to a liquidation preference over the holders of common stock, and shall share in any remaining assets pro rata with the holders of common stock as if converted into common stock. The holders of the Series A Preferred have full voting rights and powers equal to the voting rights and powers of holders of common stock. For so long as any Series A Preferred is issued and outstanding, the holders of Series A Preferred shall vote together as a single class with the holders of common stock, with the holders of Series A Preferred being entitled to 51% of the total votes on all such matters regardless of the actual number of shares of Series A Preferred then outstanding, and the holders of common stock and any other shares entitled to vote being entitled to their proportional share of the remaining 49% of the total votes based on their respective voting power. The vote of 100% of the outstanding Series A Preferred Stock shall determine the vote of the Series A Preferred Stock as a class. If the holders of Series A Preferred Stock cannot unanimously agree on how to vote on a particular matter or matters, then the holders shall submit such matter or matters for a determination by a majority of the directors of the Board of Directors of (including, for such purpose, directors who are holders of Series A Preferred Stock) and the holders shall be deemed to have voted all of their shares of Series A Preferred Stock in accordance with the determination of the Board of Directors. Holders of the Series A Preferred may elect to convert each share of Series A Preferred into one share of common stock. The rights, powers or privileges of the Series A Preferred may not be altered without the approval of all holders of outstanding Series A Preferred.

Series D Convertible Preferred Stock

Holders our Series D Convertible Preferred Stock, par value $0.001 (the “Series D Preferred”) have no voting rights unless the shares of Series D Preferred are converted into shares of common stock. Holders of the Series D Preferred may, at any time, elect to convert each outstanding share of Series D Preferred into 13 and 1/3 shares of common stock, giving effect to the reverse stock split that became effective as of December 20, 2022, and subject to any adjustment in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares or similar change in the Company’s shares. If the Company declares a dividend or distribution on its common stock, the Holders of Series D Preferred are entitled to receive such dividend or distribution on a pro rata basis with the common stock determined on an as-converted basis. The rights of the Series D Preferred cannot be waived, altered, repealed or amended without the affirmative vote of a majority of the holders of Series D Preferred.

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Authorized But Unissued Capital Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Listing Rules. The Company may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on the Company’s capital stock. The existence of unissued and unreserved common stock and preferred stock may enable the Company’s board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in the Company by means of a merger, tender offer, proxy contest, or otherwise. In addition, if the Company issues preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Our board of directors, without stockholder approval, has the authority under the Company’s amended and restated articles of incorporation, to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could impair the rights of holders of common stock, and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Election of Directors

Our bylaws provide that a vacancy on the board of directors shall be filled by the directors then in office, though less than a quorum. These provisions may discourage a third party from voting to remove incumbent directors and simultaneously gaining control of the Company’s board of directors by filling the vacancies created by that removal with its own nominees.

Removal of Directors

Except in certain cases for directors elected by the holders of any series of preferred stock, a director may be removed only by the affirmative vote two-thirds of the outstanding shares entitled to vote. Since Mr. Fogassa effectively holds a majority of the voting power, the other stockholders are effectively prohibited from removing directors.

Stockholder Meetings

Special meetings of shareholders, other than those regulated by statute, may be called by the president upon written request of the holders of 50% or more of the outstanding shares entitled to vote at such special meeting. Since Mr. Fogassa effectively holds a majority of the voting power, the other stockholders are effectively prohibited from calling special meetings. This provision may discourage another person or entity from making a tender offer, even if it acquired a majority of the Company’s outstanding voting stock, because the person or entity could only take action at a duly called stockholders’ meeting or by written consent.

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Anti-Takeover Effects of Nevada Law

Certain provisions of the Nevada Revised Statutes, or NRS, as described below, may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests.

Combinations with Interested Stockholders

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (1) the corporation’s board of directors approves, in advance, either the combination itself, or the transaction by which such person becomes an interested stockholder, or (2) the combination is approved by the board of directors and 60% of the then-outstanding voting power of the corporation’s stockholders not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of the prior approval described above, certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder.

For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an interested stockholder. These statutes generally apply to “resident domestic corporations,” namely Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment.

Our amended and restated articles of incorporation include a provision providing that at such time, if any, that we become a “resident domestic corporation” as defined in the NRS, we will not be subject to, or governed by, any of the provisions of NRS 78.411 to 78.444, inclusive, as amended from time to time, or any successor statute. As a result, pursuant to NRS 78.434, the “combinations with interested stockholders” statutes will not apply to us, unless our amended and restated articles of incorporation are subsequently further amended to provide that we are subject to those provisions.

Acquisition of Controlling Interest Statutes

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.3793, inclusive, contain provisions governing the acquisition of stockholder voting power above specified thresholds in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

In our bylaws, we have elected not to be governed by, and to otherwise opt out of, the provisions of NRS 78.378 to 78.3793, inclusive. Absent such provision in our bylaws, these statutes would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise.

NRS 78.139(4) also provides that directors of a Nevada corporation may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to, or not in, the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies that the directors are entitled, but not required, to consider when exercising their directorial powers pursuant to NRS 78.138(4).

The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase preferred stock or common stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. We will issue each series of warrants under a separate warrant agreement. We may enter into a warrant agreement with a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at-the-market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act, negotiated transactions, block trades or a combination of these methods. We may sell securities:

●	through underwriters;

●	through broker-dealers;

●	through agents;

●	directly to purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices that may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price;

●	if applicable, the names of any selling securityholders;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

10

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to broker-dealers; and

●	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a broker-dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the broker-dealer, as principal. The broker-dealer may then resell such securities to the public at varying prices to be determined by such broker-dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with broker-dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, broker-dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and broker-dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

11

LEGAL MATTERS

The validity of the common stock and preferred stock offered hereby will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. The validity of the warrants offered hereby will be passed upon for us by DLA Piper LLP (US). Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of Pipara & Co LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.atlas-lithium.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

12

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and all filings filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information) after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 9, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 4, 2025;

●	our Current Reports on Form 8-K filed with the SEC on March 21, 2025, May 28, 2025 and May 30, 2025;

●	our Registration Statement on Form 8-A (File No. 001-41552), filed with the SEC on November 8, 2022, which describes the terms, rights, and provisions applicable to the Registrant’s outstanding capital stock; and

●	the Description of Atlas Lithium Corporation’s Securities Registered Pursuant to Section 12 of the Exchange Act of 1934, as filed with the SEC on March 27, 2024 as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Atlas Lithium Corporation

Rua Antonio de Albuquerque, 156 – 17th Floor

Belo Horizonte, Minas Gerais, Brazil, 30.112-010

(833) 661-7900

13

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 22, 2025

PRELIMINARY PROSPECTUS

ATLAS LITHIUM CORPORATION

Up to $25,000,000

Common Stock

We have entered into an At The Market Offering Agreement dated as of November 22, 2024 (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), relating to the sale of shares of our common stock, par value $0.001 per share (“common stock”) offered by this prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through Wainwright acting as our sales agent.

Sales of our common stock, if any, under this prospectus will be made in transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to terms of the Sales Agreement, Wainwright is not required to sell any specific number or dollar amount of shares but will act as a sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Wainwright for sales of common stock sold pursuant to the Sales Agreement will be a fixed commission rate of up to 3.0% of the gross sales price of the shares of common stock sold under the Sales Agreement. In connection with the sale of our shares of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with against certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See the section titled “Plan of Distribution” on page S-7 of this prospectus.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ATLX.” On August 18, 2025, the last reported sale price of our common stock was $6.09 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-3 of this prospectus and the documents incorporated by reference herein and therein, for a discussion of factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus is            , 2025

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). Under the shelf registration process, we may offer and sell, from time to time, shares of our common stock and/or preferred stock in one or more offerings.

This prospectus contains specific information about the terms of this offering of our shares of common Stock. This prospectus may also add to, update or change information contained in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information incorporated by reference therein is superseded by the information in this prospectus.

You should rely only on the information contained in this prospectus and any related free-writing prospectus that we or Wainwright provide to you, including any information incorporated by reference. We and Wainwright have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any related free-writing prospectus or any document incorporated by reference herein or therein is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.

This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus and the related exhibits filed with the SEC, together with the additional information described herein under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” and the “Company” are to Atlas Lithium Corporation and its subsidiaries. The term “you” refers to a prospective investor.

S-ii

PROSPECTUS SUMMARY

This summary highlights selected information contained in this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our common stock, you should carefully read this entire prospectus and the documents incorporated by reference herein and therein.

Company Overview

Atlas Lithium Corporation is a mineral exploration and development company with lithium projects and multiple lithium exploration properties. In addition, we own exploration properties in other battery minerals, including nickel, copper, rare earths, graphite, and titanium. Our current focus is the development from exploration to active mining of our hard-rock lithium project located in the state of Minas Gerais in Brazil at a well-known pegmatitic district in Brazil, which has been denominated by the government of Minas Gerais as “Lithium Valley.” We intend to mine and then process our lithium-containing ore to produce lithium concentrate (also known as spodumene concentrate), a key ingredient for the battery supply chain.

We own 53,942 hectares (539 km2) for lithium in 95 mineral rights (2 in pre-mining concession stage, 85 in exploration stage, and 8 in pre-exploration stage). We believe that we hold the largest portfolio of exploration properties for lithium in Brazil among publicly listed companies.

In addition to our lithium exploration activities, as of June 30, 2025, we also own approximately 30.11% of the shares of common stock of Atlas Critical Minerals Corporation (formerly known as Jupiter Gold Corporation and referred to herein “ACM”), which trades on the OTC QB operated by OTC Markets Group, Inc. under the symbol JUPGF. ACM is an exploration stage company focused on the exploration and development of mineral rights relating to certain critical minerals such as rare earths, copper, graphite, nickel, iron, gold and quartzite. The results of operations of ACM are consolidated in our financial statements under generally accepted accounting principles in the U.S. (“U.S. GAAP”).

Corporate Information

We were incorporated in the State of Nevada on December 15, 2011, under the name Flux Technologies, Corp. From inception until December 18, 2012, we were focused on the software business, which business was discontinued. We operated with the name “Brazil Minerals, Inc.” until September 26, 2022, when we changed our name to “Atlas Lithium Corporation.” In January 2023, we completed a public offering of shares of our common stock and on January 10, 2023 began trading on the Nasdaq Capital Market under the ticker symbol “ATLX.” Our principal executive offices outside of the U.S. are located at Rua Antonio de Albuquerque, 156 – 17th Floor, Belo Horizonte, Minas Gerais, Brazil, 30.112-010 and our telephone number is (833) 661-7900. Our corporate website address is www.atlas-lithium.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

S-1

THE OFFERING

Common Stock offered by us	Shares of our common stock having an aggregate offering price of up to $25,000,000.

Common Stock to be outstanding after this offering	Up to 24,640,349 shares of common stock (as more fully described in the notes following this table), assuming sales of 4,105,090 shares of common stock at an assumed offering price of $6.09 per share, which was the last reported sale price of our common stock on Nasdaq on August 18, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through Wainwright as sales agent. See “Plan of Distribution” on page S-7 of this prospectus for more information.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including the development and commercialization of our lithium concentrate product, general and administrative expenses, and working capital and capital expenditures. See “Use of Proceeds” on page S-5 of this prospectus.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-3 of this prospectus and the other information contained or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	“ATLX”

The number of shares of common stock to be outstanding after this offering is based on 20,535,259 shares of our common stock outstanding as of August 18, 2025, which excludes:

●	one share of Series A Preferred;

●	480,663 shares of common stock issuable upon the exercise of outstanding common stock options granted to certain officers, directors and consultants between 2021 and 2025;

●	85,001 warrants to purchase shares of common stock issuable upon the exercise of such warrants; and

●	198,750 shares of common stock issuable upon the achievement of the respective vesting conditions of RSUs granted to certain officers, directors and consultants between 2022 and 2025.

Our 2023 Stock Incentive Plan, as amended, has 3,000,000 shares of common stock reserved for issuance with 979,354 shares remaining available for issuance thereunder.

S-2

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in this prospectus captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I. Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other filings we file with the SEC in the future. Any of these risks could materially and adversely affect our business, operating results, financial condition, or prospects and cause the value of our common stock to decline, which could cause you to lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We intend to use the net proceeds from this offering for general corporate purposes, including the development and commercialization of our products, general and administrative expenses, and working capital and capital expenditures. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices per share, and as a result, may experience different levels of dilution, and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. Investors may experience a decrease in the value of the shares of our common stock that they purchase in this offering as a result of sales made at prices lower than the prices that they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to Wainwright to sell shares of our common stock at any time throughout the term of the Sales Agreement. The number of shares of our common stock that are sold through Wainwright after our instructions will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Wainwright in any instruction to sell shares of our common stock, and the demand for our common stock during the sales period. Because the price per share of each share of our common stock sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

Sales of our common stock in this offering will result in immediate and substantial dilution to our stockholders and further dilution may occur as a result of future equity offerings.

Because the prices per share at which shares of our common stock are sold in this offering may be substantially higher than the net tangible book value per share of our common stock, investors in this offering and our existing shareholders will suffer immediate and substantial dilution in the net tangible book value of the common stock held by such parties. For example, between June 30, 2025 and August 18, 2025, we issued 1,692,973 shares of common stock, which results in greater dilution to the new investors. The exercise of outstanding stock options and warrants, and the vesting of outstanding restricted stock units, may result in further dilution. See the section of this prospectus entitled “Dilution” for a more information. Further, in order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may be higher or lower than the price per share paid by investors in this offering and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

S-3

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this prospectus are forward-looking statements, including without limitation, statements regarding current expectations, as of the date of this prospectus, about our future results of operations and financial position, our ability to effectively process our minerals and achieve commercial grade at scale; risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions); uncertainty about our ability to obtain required capital to execute our business plan; our ability to hire and retain required personnel; labor relations; changes in the market prices of lithium and lithium products and demand for such products; geopolitical uncertainties, including tariffs, trade restrictions and other components of U.S. and global trade policy; the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects; uncertainties inherent in the estimation of lithium resources. These statements involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance, or achievements to differ materially from any future results, performance or achievement expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other similar expressions Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include, but are not limited to: unprofitable efforts resulting from the failure to discover mineral deposits or the discovery of mineral deposits that are insufficient in quantity and quality to return a profit from production; market fluctuations; government regulations, including regulations relating to permitting, royalties, allowable production, importing and exporting of minerals, and environmental protection; competition; the loss of services of key personnel; unusual or infrequent weather phenomena, litigation, sabotage, government or other interference in the maintenance or provision of infrastructure as well as general economic conditions, geopolitical tensions and trade policies.

The forward-looking statements in this prospectus are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the factors described under the sections in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other of our filings made with the SEC. The risk factors contained in our most recent Annual Report on Form 10-K are updated by us from time to time in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings that we make with the SEC.

You should read this prospectus and the documents that we reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

S-4

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $25,000,000 from time to time. The amount of proceeds we receive, if any, will depend on the actual number of shares of our common stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition to this offering, the net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with Wainwright as a source of financing.

We currently intend to use the net proceeds from this offering for general corporate purposes, including the development and commercialization of our lithium concentrate product, general and administrative expenses, and working capital and capital expenditures. We have not currently planned or committed any specific amounts to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering.

S-5

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock in this offering and the net tangible book value per share of our common stock giving effect to this offering.

Our net tangible book value as of June 30, 2025, was approximately $24.2 million, or $1.28 per share of common stock based upon 18,842,286 shares of common stock outstanding as of June 30, 2025. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of common stock outstanding as of June 30, 2025.

After giving effect to the issuance and sale of 6,613,756 shares of common stock in the aggregate amount of $25,000,000 in this offering, at an assumed public offering price of $3.78 per share, the last reported sale price of our common stock on the Nasdaq on June 30, 2025, and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been $48,338,374, or $1.90 per share of common stock. This represents an immediate increase of $0.62 per share in net tangible book value to our existing stockholders and immediate dilution of $1.88 per share to new investors purchasing our common stock in this offering. The following table illustrates this calculation on a per share basis:

Assumed public offering price per share		$3.78
Historical net tangible book value per share as of June 30, 2025	$1.28
Increase in as adjusted net tangible book value per share attributable to new investors purchasing shares of common stock in this offering	$0.62
As adjusted net tangible book value per share immediately after this offering		$1.90
Dilution per share to new investors purchasing shares of common stock in this offering		$1.88

The above discussion and table are based on 18,842,286 shares of common stock outstanding as of June 30, 2025, which excludes:

●	one share of Series A Preferred;

●	480,663 shares of common stock issuable upon the exercise of outstanding common stock options granted to certain officers, directors and consultants between 2021 and 2025;

●	85,001 warrants to purchase shares of common stock issuable upon the exercise of such warrants; and

●	223,259 shares of common stock issuable upon the achievement of the respective vesting conditions of RSUs granted to certain officers, directors and consultants between 2022 and 2025.

Our 2023 Stock Incentive Plan, as amended, has 3,000,000 shares of common stock reserved for issuance with 979,354 shares remaining available for issuance thereunder.

Unless otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options described above. To the extent that outstanding options are exercised, you will experience further dilution.

The information provided above is based on our most recent net tangible book value as reported on our Form 10-Q for the period ended June 30, 2025. Between June 30, 2025 and August 18, 2025, the total number of shares of common stock outstanding increased by 1,692,973, which results in a greater dilution to the new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our stockholders.

S-6

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, dated as of November 22, 2024, under which we may offer and sell shares of our common stock having an aggregate gross sales price of up to $25,000,000 from time to time through Wainwright as our sales agent.

The Sales Agreement provides that sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

Wainwright will offer shares of our common stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts and applicable laws and regulations to sell on our behalf all of the shares requested to be sold by us. We or Wainwright may suspend the offering of the shares of common stock being made through Wainwright under the Sales Agreement at any time upon proper notice to the other party.

Settlement for sales of common stock will occur on the first trading day or any other settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made in return for payment of the net proceeds to us, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright a cash commission of up to 3.0% of the gross sales price of the shares of our common stock that Wainwright sells pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000 in the aggregate. We will report at least quarterly the number of shares of our common stock sold through Wainwright under the Sales Agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of shares of our common stock.

In connection with the sales of shares of our common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our shares of our common stock pursuant to this prospectus will terminate upon the earlier of the sale of all of the shares of our common stock provided for in this prospectus or termination of the Sales Agreement as permitted therein.

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To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

Wainwright and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. Wainwright and such affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus may be made available in electronic format on a website maintained by Wainwright, and Wainwright may distribute this prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on November 22, 2024, and such agreement is incorporated by reference into the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” in this prospectus for more information.

Our common stock is listed on Nasdaq under the symbol “ATLX.” Our transfer agent and registrar is VStock Transfer, LLC with its address at 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is (212) 828-8436.

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LEGAL MATTERS

The validity of the common stock covered by this prospectus has been passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. H.C. Wainwright & Co., LLC is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Atlas Lithium Corporation appearing in Atlas Lithium Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Pipara & Co LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.atlas-lithium.com. Information accessible on or through our website is not a part of this prospectus.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and all future filings filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information) until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 9, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 4, 2025;

●	our Current Reports on Form 8-K filed with the SEC on March 21, 2025, May 28, 2025 and May 30, 2025;

●	our Registration Statement on Form 8-A (File No. 001-41552), filed with the SEC on November 8, 2022, which describes the terms, rights, and provisions applicable to the Registrant’s outstanding capital stock; and

●	the Description of Atlas Lithium Corporation’s Securities Registered Pursuant to Section 12 of the Exchange Act of 1934, as filed with the SEC on March 27, 2024 as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Atlas Lithium Corporation

Rua Antonio de Albuquerque, 156 – 17th Floor

Belo Horizonte, Minas Gerais, Brazil, 30.112-010

(833) 661-7900

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Up to $25,000,000

Common Stock

PROSPECTUS

H.C. Wainwright & Co.

  , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

Amount to be Paid
SEC registration fee		$11,482.50
FINRA filing fee		*
Stock exchange listing fee		*
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees and expenses		*
Trustee’s fees and expenses		*
Miscellaneous expenses		*
Total	$	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 78.138 of the Nevada Revised Statutes (“NRS”) provides that, subject to limited statutory exceptions and unless the corporation’s articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, or except as otherwise provided in NRS 138(7), a director or officer is not individually liable to the corporation or its stockholders or creditors for damages as a result of an act or failure to act in his or her capacity as a director or officer unless: (a) the presumption established by NRS 78.138(3), that directors and officers, in deciding upon matters of business, are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation, has been rebutted; and (b) it is proven that (i) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

NRS 78.7502(1) provides that a corporation may indemnify, pursuant to the provisions of that statute, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

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NRS 78.7502(2) provides that a corporation may indemnify, pursuant to the provisions of that statute, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification made pursuant to NRS 78.7502 may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 78.7502(3) provides that any discretionary indemnification pursuant to NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (i) by the stockholders; (ii) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that unless otherwise restricted by the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, the corporation may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.

NRS 78.752 provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee, or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses. The Registrant has obtained primary and excess insurance policies insuring its directors and officers and its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on the Registrant’s behalf, may also pay amounts for which the Registrant has granted indemnification to the directors or officers.

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The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the above discussed sections of the NRS.

The Registrant’s amended and restated articles of incorporation, as amended, provide that the Registrant may indemnify, to the full extent of its power to do so, all directors and officers. The Registrant’s bylaws further provide that the Registrant may indemnify, in addition to all directors and officers and to the full extent of its power to do so, any employee or agent of the Registrant. Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to officers and directors of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant is aware that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

Incorporation by Reference
Exhibit Number	Exhibit Description	Form	Exhibit Number	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement
1.2	ATM Agreement dated November 22, 2024, by and between Atlas Lithium Corporation and H.C. Wainwright & Co., LLC	8-K	1.1	11/22/2024
4.1	Amended and Restated Articles of Incorporation	8-K	3.3	05/26/2023
4.2	Second Amended and Restated Bylaws	8-K	3.4	05/26/2023
4.3*	Certificate of Designation of Preferred Stock
4.4*	Form of Preferred Stock Certificate
4.5*	Form of Warrant
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP				*
5.2	Opinion of DLA Piper LLP (US)				*
23.1	Consent of Pipara & Co LLP, Independent Registered Public Accounting Firm				*
23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)				*
23.3	Consent of DLA Piper LLP (US) (included in the opinion filed as Exhibit 5.2 to this Registration Statement)				*
23.4	Consent of SGS Canada Inc.				*
96.1	S-K 1300 Technical Report Summary regarding the Neves Lithium Project, Minas Gerais State, Brazil, dated as of July 30, 2025	10-Q	96.1	08/04/2025
107	Fee Filing Table				*

* To be filed, if applicable, by amendment or incorporated by reference pursuant to a Current Report on Form 8-K.

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Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on August 22, 2025.

Atlas Lithium Corporation

By:	/s/ Marc Fogassa
Marc Fogassa
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Marc Fogassa	Chief Executive Officer (Principal Executive Officer)	August 22, 2025
Marc Fogassa	and Chairman of the Board

/s/ Tiago Miranda	Chief Financial Officer	August 22, 2025
Tiago Miranda	(Principal Financial and Accounting Officer)

/s/ Roger Noriega	Director	August 22, 2025
Ambassador Roger Noriega

/s/ Cassiopeia Olson	Director	August 22, 2025
Cassiopeia Olson, Esq.

/s/ Stephen R. Peterson	Director	August 22, 2025
Stephen R. Peterson, CFA

/s/ Rodrigo Menck	Director	August 22, 2025
Rodrigo Menck

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